EXHIBIT 10.31


			     LETTER OF CREDIT
			  REIMBURSEMENT AGREEMENT

		       Dated as of February 10, 1993

				     Among
		       DISTRIBUTION FUNDING CORPORATION,
			    INGRAM INDUSTRIES INC.,
			     INGRAM FUNDING INC.,
		      CHEMICAL BANK, as Collateral Agent,
				      and
			 THE LOC ISSUERS NAMED HEREIN
				     with
			   THE BANK OF NOVA SCOTIA,
		    NATIONSBANK OF NORTH CAROLINA, N.A. and
	    THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY,
			       as Lead Managers






		   LETTER OF CREDIT REIMBURSEMENT AGREEMENT

     LETTER OF CREDIT REIMBURSEMENT AGREEMENT dated as of February 10, 1993, among CHEMICAL BANK, NATIONSBANK OF NORTH CAROLINA, N.A. and THE BANK OF NOVA SCOTIA (each, an "LOC Issuer", and together, the "LOC Issuers"), DISTRIBUTION FUNDING CORPORATION (the "CP Issuer"), INGRAM FUNDING INC. ("Funding" or the "Transferor"), INGRAM INDUSTRIES INC. ("Ingram" or the "Servicer"), and CHEMICAL BANK, as collateral agent under the Pledge and Security Agreement referred to herein (the "Collateral Agent"), with The Bank of Nova Scotia, NationsBank of North Carolina, N.A. and the Industrial Bank of Japan, Limited, Atlanta Agency, as Lead Managers.


			   W I T N E S S E T H :

     WHEREAS, the CP Issuer proposes to acquire from Funding the Variable Funding Certificate issued by Ingram Funding Master Trust pursuant to a Pooling and Servicing Agreement dated as of February 10, 1993 among Funding, as Transferor, Ingram, as Servicer, and Chemical Bank, as Trustee;

     WHEREAS, the CP Issuer, Funding, Ingram, certain banks (the "Banks") and Chemical Bank, as agent for the Banks (in such capacity, the "Liquidity Agent"), have entered into a Liquidity Agreement, dated as of February 10, 1993, as amended from time to time (the "Liquidity Agreement"), pursuant to which the Banks have agreed to make Loans to the CP Issuer from time to time, and the CP Issuer will issue its Commercial Paper;

     WHEREAS, the CP Issuer will utilize the proceeds of the Revolving Loans and the proceeds of the Commercial Paper to acquire the Initial Issuer Amount, and from time to time Issuer Additional Amounts, in respect of the Variable Funding Certificate and to pay certain fees and expenses of the CP Issuer;

     WHEREAS, the Banks have agreed to make Refunding Loans to the CP Issuer for the sole purpose of enabling the CP Issuer to satisfy its obligations in respect of the Commercial Paper;

     WHEREAS, as a condition to the CP Issuer's acquisition of the Variable Funding Certificate, Funding has made application to each LOC Issuer to issue an irrevocable letter of credit in favor of the Collateral Agent, which irrevocable letters of credit shall constitute credit support for the Variable Funding Certificate;

     WHEREAS, Ingram has conveyed the Receivables supporting the Variable Funding Certificate to the Transferor (prior to the Transferor's conveyance of such Receivables to the Trust), will act as Servicer thereof, and is willing to make certain agreements for the benefit of the LOC Issuers as provided herein;

     WHEREAS, the CP Issuer and the Collateral Agent and, solely for the limited purpose described therein, the Liquidity Agent, the LOC Issuers, the Depositary, the CP Dealer and the Manager are entering into a Pledge and Security Agreement, dated as of February 10, 1993, as amended from time to time (the "Security Agreement"); and

     WHEREAS, subject to the terms and conditions set forth herein, each LOC Issuer is willing to issue its LOC to the Collateral Agent.

     NOW, THEREFORE, the parties hereto agree as follows:

				   ARTICLE I

				  DEFINITIONS

     Section 1.01. Definitions. As used in this Letter of Credit Reimbursement Agreement and unless the context requires a different meaning, capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in Annex X hereto which is incorporated by reference herein and shall include in the singular number the plural and in the plural number the singular.

     "Agreement" shall mean this Letter of Credit Reimbursement Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.


				  ARTICLE II

			     ISSUANCE OF THE LOCs;
			   REIMBURSEMENT OBLIGATION

     Section 2.01. Issuance of LOCs; Substitute LOCs; Extensions of the LOCs. (a) Each LOC Issuer hereby severally agrees, on the terms and subject to the conditions hereinafter set forth, to issue to the Collateral Agent for the benefit of the Holder of the Variable Funding Certificate, the holders of Commercial Paper and the Liquidity Banks, as their interests may appear, on the Initial Closing Date its irrevocable letter of credit (including any letter of credit issued by such LOC Issuer in replacement thereof and as such letter of credit may be supplemented, amended, or modified from time to time, the "LOC" and together, the "LOCs") in the form of Exhibit A hereto, completed in accordance with such form and the terms of this Section 2.01. Each LOC shall be dated its date of issuance and shall be issued by the related LOC Issuer in the initial stated amount (such respective amounts, each an "LOC Commitment Amount") equal to the dollar equivalent of its Percentage (set forth on Schedule 1 hereto) of $15,000,000 on the date of issuance for a term expiring on the LOC Expiration Date, subject to extension as set forth in Section 2.01(c) and early termination as set forth in Sections 2.03(d) and 2.08.

	   (b) Promptly following the appointment and qualification of any successor to the Collateral Agent and upon compliance with the terms of the LOC regarding transfers, each LOC Issuer shall deliver to such successor Collateral Agent, in exchange for the outstanding LOC of such LOC Issuer held by the predecessor Collateral Agent, a substitute irrevocable letter of credit substantially in the form of Exhibit A hereto, having terms identical to the then outstanding LOC of such LOC Issuer but in favor of such successor Collateral Agent.

	   (c) Subject to the other provisions of this Agreement permitting or requiring earlier termination hereof, an LOC Issuer's Percentage of the LOC Commitment shall terminate on the LOC Expiration Date then in effect with respect to such LOC Issuer unless such LOC Issuer elects in its sole discretion to extend its Percentage of the LOC Commitment for an additional two-year period following such LOC Expiration Date (each such period, an "LOC Extension Period"). On any Business Day occurring not earlier than July
31st nor later than August 30 of the year immediately preceding the year in which the LOC Expiration Date occurs, the CP Issuer may, by written notice to each LOC Issuer, request such LOC Issuer to extend its Percentage of the LOC Commitment for an additional LOC Extension Period. Not later than
October 31 of the year immediately preceding the year in which the Expiration Date occurs, each Bank shall respond to the request to extend its Percentage of the LOC Commitment by executing and delivering to the CP Issuer a written notice indicating whether or not such LOC Issuer will extend its Percentage of the LOC Commitment for such additional LOC
Extension Period, and such notice, once given, shall be irrevocable. If any LOC Issuer does not give such notice by the time specified in the preceding sentence, its Percentage of the LOC Commitment shall be deemed to have been so extended. If any LOC Issuer elects, in its sole discretion, to extend, or has been deemed to have extended, the LOC Expiration Date with respect to its Percentage of the LOC Commitment, such LOC Expiration
Date shall be extended for two additional years, and such LOC Issuer shall, prior to the existing Expiration Date, either (i) issue to the Collateral Agent in exchange for its then outstanding LOC a substitute letter of credit having terms identical to those of its then outstanding LOC but expiring on the LOC Expiration Date, as so extended, or (ii) deliver to the Collateral Agent an amendment to its then outstanding LOC to reflect such extension of the LOC Expiration Date.

	   (d) Not later than November 15 of the year immediately preceding the year in which the expiration Date occurs, the CP Issuer shall notify all the LOC Issuers as to those LOC Issuers that have elected to extend or have been deemed to have extended and those LOC Issuers that have elected not to extend. If any LOC Issuer notifies the CP Issuer that it does not consent to the extension of the LOC Expiration Date pursuant to
Section 2.01(c), the CP Issuer may, upon receipt of such notice, request another LOC Issuer or obtain a successor letter of credit bank or letter of credit banks to issue one of more replacement letters of credit and to assume such non-extending LOC Issuer's Percentage of the LOC Commitment under this Agreement; provided, that the addition of such successor letter of credit bank and the withdrawal of such non-extending LOC Issuer will not result in the reduction or withdrawal of the then current rating of the Commercial Paper as confirmed in writing by each Rating Agency. Upon the effectiveness of such assumption, the LOC Expiration Date then in effect shall be extended for an LOC Extension Period.

	   (e) If any LOC Issuer does not extend its Percentage of the LOC Commitment after the LOC Expiration Date then in effect pursuant to Section 2.01(c) hereof (such LOC Issuer, an "Exiting LOC Issuer"), any outstanding LOC Disbursements made by such Exiting LOC Issuer shall continue to be required to be paid from the reimbursement to the Holder of the Variable Funding Certificate of Issuer Charge-Offs pursuant to Sections 4.05(d) and (g) of the Pooling and Servicing Agreement as set forth in the Variable Funding Supplement in accordance with this Agreement and the LOC of such Exiting LOC Issuer. Interest on LOC Disbursements made by an Exiting LOC Issuer shall continue to accrue and be required to be paid in accordance with this Agreement and the LOC issued by such Exiting LOC Issuer. After all payments of principal and interest have been paid in respect of such Exiting LOC Issuer's LOC Disbursements, the CP Issuer shall have no further obligation to such LOC Issuer (except with respect to obligations expressly stated herein to survive payment of the LOC Disbursements).

	   (f) Any Exiting LOC Issuer shall be deemed to be an LOC Issuer for purposes of Section 5.06 hereof for determination in matters affecting such Exiting LOC Issuer until all LOC Disbursements made by, and other amounts owing hereunder to, such Exiting LOC Issuer have been paid in full.

     Section 2.02.  Charge-off Drawings.  (a)  At or before 11:00 a.m.
(New York City time) on the day on which a drawing is to be made under the LOCs, pursuant to Section 8(f) of the Security Agreement, the Collateral Agent shall make a drawing (a "Charge-Off Drawing") under each LOC by delivering to each LOC Issuer a duly completed drawing certificate (a "Drawing Certificate") in the form attached as Annex A to the related LOC in the amount of such LOC Issuer's Percentage of the aggregate amount identified, and as otherwise instructed in the Servicer's Daily Report delivered on such day with respect to the Variable Funding Certificate. An LOC may be drawn upon, and the Servicer shall instruct the Collateral Agent in writing to draw upon the LOC, only to the extent that Issuer Charge-Offs have been allocated to the Variable Funding Certificate pursuant to Section 4.05(c) of the Pooling and Servicing Agreement as set forth in the Variable Funding Supplement, resulting in a write-down of the Variable Funding Certificate, in an amount equal to the amount of such write-down; provided, that the LOCs shall only be drawn upon for such purpose on a day on which Commercial Paper matures or on a day on which principal payments in respect of Loans are either due or permitted to be made.

	    (b) Each LOC Issuer shall, promptly following its receipt thereof, examine all documents purporting to represent a demand by the Collateral Agent for an LOC Disbursement to ascertain that the same appear on their face to be in conformity with the terms and conditions of its LOC. If, after examination, an LOC Issuer shall have determined that a demand for an LOC Disbursement does not conform to the terms and conditions of its LOC, then such LOC Issuer shall, without delay, give telephonic notice (promptly confirmed in writing) to the CP Issuer and the Collateral Agent to the effect that the demand was not in accordance with the terms and conditions of its LOC, stating the reasons therefor and that the relevant documents are being held at the disposal of the Collateral Agent or are being returned to the Collateral Agent, as such LOC Issuer may elect. The Collateral Agent shall attempt to correct any such non-conforming demand for payment under such LOC on or before the LOC Expiration Date.

	    (c) It is understood and agreed that in making any payment under its LOC, each LOC Issuer's exclusive reliance on the documents presented or otherwise delivered to such LOC Issuer under its LOC as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under its LOC, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to its LOC proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to its LOC proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, shall not be deemed wilful misconduct or gross negligence of such LOC Issuer.

	   (d) Upon receipt of a duly completed Drawing Certificate by 11:00 a.m. (New York City time) on any Business Day, each LOC Issuer shall make payment to the Collateral Agent by 3:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of (i) the amount so demanded by the Collateral Agent, which shall be such LOC Issuer's Percentage of the amount specified by the Servicer in the Daily Report and (ii) such LOC Issuer's Percentage of the Available LOC Amount.

     Section 2.03. Downgrading of LOC Issuer; Special Drawings. (a) If a Responsible Officer of the Collateral Agent obtains knowledge, from the Servicer or the Depositary or otherwise, that the short-term debt rating of any LOC Issuer by S&P or Fitch has been reduced, below A-1 or F-1, respectively, suspended or withdrawn (a "Downgraded LOC Issuer"), the Collateral Agent shall promptly make a drawing of the full amount of the Available LOC Amount of the Downgraded LOC Issuer (a "Special Drawing") under the LOC of such Downgraded LOC Issuer, establish a non-interest bearing trust account with the trust department of the Collateral Agent, such account to be in the name of the Collateral Agent for the purpose of holding the proceeds of such Special Drawing (the "LOC Escrow Account"), and deposit the funds of such Special Drawing into such LOC Escrow Account, unless the Rating Agencies shall previously have confirmed in writing to the Collateral Agent that the then current rating of the Commercial Paper will not be reduced, suspended or withdrawn by such Rating Agencies because of such reduction, suspension or withdrawal of the short-term debt rating of such Downgraded LOC Issuer; provided, however, that if necessary to prevent the imposition of increased regulatory capital requirements upon such Downgraded LOC Issuer as a result of such Special Drawing, then upon request of such Downgraded LOC Issuer the related LOC Escrow Account may be established and maintained by the Collateral Agent in the name of the Collateral Agent with the trust department of such Downgraded LOC Issuer. If, after a Special Drawing has been made with respect to a Downgraded LOC Issuer, the debt rating of such Downgraded LOC Issuer is reinstated and a replacement letter of credit or other arrangement has not been obtained, the Collateral Agent shall withdraw from the LOC Escrow Account funds in an amount equal to the amount of such Special Drawing, and pay such amount to the related LOC Issuer upon written confirmation of the reinstatement of such LOC Issuer's LOC, or delivery of a new LOC, in such amount.

	   (b) The funds deposited into the LOC Escrow Account shall not be deemed to be an LOC Disbursement, and interest shall not accrue and shall not be payable on such funds, unless such funds are drawn upon by the Collateral Agent in accordance with this subsection (b). The LOC Escrow Account shall serve as a source of funds in lieu of the Percentage of the LOC Commitment of the Downgraded LOC Issuer and may be drawn upon in accordance with the terms and provisions hereof and for the same purposes as an LOC may be drawn upon as provided in Section 2.02. Any disbursements made from the funds of the LOC Escrow Account shall be treated as an LOC Disbursement, accrue interest and be payable as provided herein, with any repayment of such LOC Disbursement to be redeposited in the LOC Escrow Account.

	   (c) Funds in an LOC Escrow Account may be invested by the Collateral Agent in specified Permitted Investments with maturities not later than the next Business Day; provided that Collateral Agent shall only make such Permitted Investments upon receipt of express written directions with respect thereto from such Downgraded LOC Issuer. Any earnings (net of losses and investment expenses) on such invested funds shall inure to the benefit of the Downgraded LOC Issuer.

	   (d) In the event one or more banks or other financial institutions agree to provide a commitment or other arrangement with a stated amount equal to the LOC Commitment of the Downgraded LOC Issuer which each Rating Agency confirms in writing to the Collateral Agent would not cause a reduction or withdrawal of the then current rating of the Commercial Paper, this Agreement shall be so amended and the old LOC shall be surrendered and cancelled and a replacement LOC which includes the new LOC Issuer shall be issued; provided, however, that any reimbursement obligation pursuant to Section 2.04 hereof shall survive such termination. In such event, the Collateral Agent shall withdraw funds on deposit in the LOC Escrow Account and pay such amount to such former LOC Issuer. The Downgraded LOC Issuer shall be entitled to the LOC Fee (as defined below) with respect to the funds in the LOC Escrow Account.

	   Section 2.04. Reimbursement. (a) In order to provide for reimbursement to the LOC Issuers for any disbursement made under the LOCs or any funds otherwise made available by the LOC Issuers pursuant to the LOCs (each an "LOC Disbursement"), including interest thereon and the payment of certain other amounts due hereunder, Ingram agrees to perform on a timely basis each of its obligations set forth in the Pooling and Servicing Agreement in accordance with its terms. The CP Issuer acknowledges and agrees that the LOC Issuers shall be reimbursed for LOC Disbursements, the LOC Fees and all other amounts due to the LOC Issuers hereunder in accordance with the terms hereof. Each LOC Disbursement made by an LOC Issuer not repaid in full prior to 5:00 p.m. (New York City time), on the date when made, any LOC Fee not paid on the due date thereof, and any other amount payable to an LOC Issuer under this Agreement not paid by the 30th day after the date notice thereof is given by such LOC Issuer to the Collateral Agent, shall bear interest from and including the date of the making of such LOC Disbursement, the date such LOC Fee was due or the date of such notice, as applicable, until paid in full (but excluding the date of repayment) on the unpaid amount thereof from time to time outstanding at a rate per annum (computed on the basis of the actual days elapsed and a year of 365/66 days) equal to the Base Rate plus the Applicable Margin or such other rate as may subsequently be agreed to by the CP Issuer and the respective LOC Issuer. The Collateral Agent, on behalf of the CP Issuer, shall pay the LOC Issuers such amounts as may be available for repayment in accordance with Sections 8(a)(iii) and 8(b)(iv) of the Security Agreement.

	   (b) Unless otherwise specified herein, all payments to be made hereunder (including amounts owing with respect to the fees pursuant to Section 2.06 hereof) shall be made to each LOC Issuer at its address specified in Section 5.04 hereof (or at such other address as an LOC Issuer may have specified for such purpose in a written notice to the Collateral Agent and the CP Issuer) in immediately available funds. All payments hereunder shall be made not later than 5:00 p.m. (New York City time) on the date due, and funds received after that hour shall be deemed to have been received by such LOC Issuer on the next succeeding Business Day.

	   (c) Except as provided in Section 2.04(d), upon reimbursement of an LOC Issuer for any LOC Disbursement pursuant to the provisions of this Agreement, the amount so reimbursed shall be reinstated immediately in such LOC Issuer's Percentage of the Available LOC Amount.

	   (d) Chemical Bank, as an LOC Issuer, shall open and maintain a separate account (the "LOC Payment Account") for the sole purposes of receiving and accounting for disbursements, reimbursements and other payments from the Collateral Agent or the CP Issuer for the account of Chemical Bank. All payments to be made hereunder to Chemical Bank as an LOC Issuer (including amounts owing with respect to the fees pursuant to Section 2.06 hereof) shall be deposited into the LOC Payment Account not later than 3:00 P.M. (New York City time) on the date due, and funds received after that hour shall be deemed to have been received by Chemical Bank on the next succeeding Business Day; provided, however, that on any day on which funds intended for deposit into the LOC Payment Account have been received by the Collateral Agent under the Security Agreement prior to 3:00 p.m. such amounts shall be deemed to have been received in the LOC Payment Account prior to 3:00 p.m. on such day, whether or not the Collateral Agent has actually transferred funds thereto prior to 3.00 p.m. LOC Disbursements shall stop accruing interest on the date on which amounts representing repayment thereof are received (or, in accordance with the preceding sentence, deemed to be received) in the LOC Payment Account to the extent of the funds so received. Chemical Bank shall disburse and account for such funds only as provided herein. Chemical Bank shall apply all funds in the LOC Payment Account as a reimbursement on Wednesday of each week, except that when the balance of the funds in the LOC Payment Account exceeds $100,000, the LOC Agent shall apply such funds as a reimbursement immediately. The amount available under the LOC of Chemical Bank shall be reinstated in accordance with the foregoing sentence; provided, however, that if a Drawing Certificate is delivered for a Charge-Off Drawing in an amount which is in excess of Chemical Bank's LOC Issuer's Percentage of the Available LOC Amount of Chemical Bank on such day as shown by the records of Chemical Bank, Chemical Bank shall immediately apply any available funds in the LOC Payment Account on such day as a reimbursement of an LOC Disbursement to the extent of such excess. Upon making an LOC Disbursement, Chemical
Bank shall debit the LOC Payment Account in the amount of such LOC Disbursement. If the funds in the LOC Payment Account are insufficient to cover such debit, an overdraft in such amount shall be incurred and shall bear interest at the same rate as an LOC Disbursement.

     Section 2.05. No Recourse; Obligations Absolute. Each LOC Issuer agrees that with respect to the CP Issuer's reimbursement obligation with respect to any LOC Disbursement, it shall have no right of set-off or banker's lien against the CP Issuer, the Collateral Agent or any Affiliate, officer or director of any of them. Subject to and without limiting the foregoing provisions of this Section 2.05, the obligations of the CP Issuer under
Section 2.04 hereof and the right of each LOC Issuer to be paid in full its LOC Disbursements, interest thereon and all other amounts payable to each LOC Issuer under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances (except as expressly provided to the contrary below):

	(a) any lack of validity or enforceability of any LOC, this Agreement, the Depositary Agreement, the Liquidity Agreement or the Security Agreement;

	(b) any amendment or waiver of, or consent to or departure from, any LOC, this Agreement, the Depositary Agreement, the Liquidity Agreement or the Security Agreement;

	(c) the existence of any claim, set-off, defense or other rights which the Servicer, the Transferor or the CP Issuer may have at any time against the Collateral Agent, any beneficiary or any transferee of any LOC (or any Persons for whom the Collateral Agent, any such beneficiary or any such transferee may be acting), any LOC Issuer or any other Person, whether in connection with any LOC, this Agreement, the Depositary Agreement, the Liquidity Agreement, the Security Agreement or any unrelated transactions;

	(d) any statement or any document presented under any LOC proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided, that such LOC Issuer's reliance on such statement or documents shall not have constituted gross negligence or willful misconduct of such LOC Issuer;

	(e) payment by any LOC Issuer under its LOC against presentation of a Drawing Certificate or other draft or document which does not comply with the terms of such LOC or this Agreement; provided, that such payment shall not have constituted gross negligence or willful misconduct of the related LOC Issuer;

	(f) the bankruptcy or insolvency of the Transferor, the CP Issuer or the Servicer; and

	(g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided, that the same shall not have constituted gross negligence or willful misconduct of the related LOC Issuer.

     Section 2.06. Facility Fees. (a) The CP Issuer hereby agrees to pay to each LOC Issuer on the Initial Closing Date, a one-time arrangement fee upon the issuance of its LOC in the amount of 0.10% multiplied by such LOC Issuer's Percentage of the LOC Commitment.

	   (b) The CP Issuer hereby agrees to pay to each LOC Issuer a letter of credit fee (the "LOC Fee") for the period from and including the Initial Closing Date to and including the LOC Expiration Date, computed at a rate equal to 1.00% per annum, calculated on such LOC Issuer's Percentage of the LOC Commitment less the weighted average LOC Disbursements outstanding during the prior quarter. The LOC Fee shall be payable in arrears commencing on the Settlement Date following the third month anniversary of the Initial Closing Date, quarterly thereafter, and on the date on which the LOC Commitment shall be terminated as provided herein. The LOC Fee shall be calculated on the basis of actual days elapsed and a year of 365/66 days.

	   (c) The CP Issuer hereby agrees to pay to each LOC Issuer a transfer fee in the amount of $250 as a condition to the transfer of the related LOC to a different beneficiary.

     Section 2.07. Liability of LOC Issuers. Neither any LOC Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of its LOC or any acts or omissions of the Collateral Agent or any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents (other than its LOC), or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such LOC Issuer against presentation of documents which do not comply with the terms of its LOC, including failure of any documents to bear any reference or adequate reference to such LOC; (d) the deferral of honoring a drawing because of conflicting instructions pursuant to Section
2.11 hereof; or (e) any other circumstances whatsoever in making or failing to make payment under such LOC; provided, that the CP Issuer and the Collateral Agent shall have a claim against such LOC Issuer, and such LOC Issuer shall be liable to the CP Issuer and the Collateral Agent, to the extent of any direct, as opposed to consequential, damages suffered by the CP Issuer or the Collateral Agent that were caused by (i) such LOC Issuer's willful misconduct or gross negligence in determining whether documents presented under its LOC comply with the terms of such LOC or (ii) such LOC Issuer's gross negligence in failing to make or willful failure to make lawful payment under its LOC after the timely presentation to such LOC Issuer by the Collateral Agent of a Drawing Certificate strictly complying with the terms and conditions of its LOC. In furtherance and not in limitation of the foregoing, an LOC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation; provided, that an LOC Issuer shall not be excused from its willful misconduct or gross negligence in determining whether documents presented under its LOC comply with the terms of such LOC.

     Section 2.08. Surrender of LOCs. With respect to any LOC Issuer, provided that such LOC Issuer is not then in default under its LOC by reason of its having wrongfully failed to honor a demand for payment previously made by the Collateral Agent under such LOC, the Collateral Agent shall surrender such LOC to such LOC Issuer, promptly following the earlier of (i) the LOC Expiration Date of such LOC Issuer and (ii) the termination of the Trust.

Section 2.09. Increased Costs and Taxes.

	   (a) Increased Costs. Subject to Section 2.12, if after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law):

	   (i) shall subject any LOC Issuer to any tax, duty or other charge with respect to this Agreement or any payments made hereunder, or shall change the basis of taxation of payments to any LOC Issuer of any amounts due under this Agreement (except for changes in the rate of tax on the overall net income of such LOC Issuer imposed by any jurisdiction having authority over such LOC Issuer; or

	   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, any LOC Issuer or shall impose on any LOC Issuer or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement; or

	   (iii) imposes upon any LOC Issuer any other condition or expense (including, without limitation, (i) loss of margin and (ii) reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or any payments made hereunder, and the result of any of the foregoing is to increase the cost to any LOC Issuer of maintaining its LOC, or to reduce the amount of any sum received or receivable by any LOC Issuer under this Agreement, by an amount deemed by such LOC Issuer to be material, then, the CP Issuer shall pay such LOC Issuer such additional amount or amounts as will compensate such LOC Issuer for such increased cost or reduction. If such LOC Issuer becomes entitled to claim any additional amounts pursuant to this Section 2.09, it shall promptly notify the CP Issuer of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by an officer of such LOC Issuer to the CP Issuer shall be rebuttable presumptive evidence of the amount due. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

	   (b) If any LOC Issuer shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such LOC Issuer (or its parent), as a consequence of its LOC or such LOC Issuer's obligations hereunder, to a level below that which such LOC Issuer (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such LOC Issuer to be material, then from time to time the CP Issuer shall, or shall instruct the Collateral Agent, for the account of the CP Issuer, to pay such LOC Issuer such additional amount or amounts as will compensate such LOC Issuer (or its parent) for such reduction.

	   (c) Each LOC Issuer shall promptly notify the Collateral Agent and the CP Issuer of any event of which it has knowledge, occurring after the date hereof, which will entitle such LOC Issuer to compensation pursuant to this Section. A certificate of any LOC Issuer claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be rebuttable presumptive evidence of the amount due. In determining any such amount, each LOC Issuer may use any reasonable averaging and attributing methods.

     (d) Taxes. (A) All payments made under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of any LOC Issuer, net income and franchise taxes based upon net income imposed on any LOC Issuer by the jurisdiction under the laws of which it is organized or in which is located any office from or at which such LOC Issuer is honoring any Drawing Certificate or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to any LOC Issuer hereunder, the amounts so payable to such LOC Issuer shall be increased to the extent necessary to yield to such LOC Issuer (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the CP Issuer, as promptly as possible thereafter the CP Issuer shall send to the applicable LOC Issuer a certified copy of the original official receipt, if any, received by the CP Issuer showing payment thereof.

	   (B) If the CP Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to an LOC Issuer the required receipts or other required documentary evidence, the CP Issuer shall indemnify such LOC Issuer for any incremental taxes, interest or penalties that may become payable by such LOC Issuer as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     Section 2.10. Events of Default. Upon the occurrence of any of the following events (each an "Event of Default"), and so long as such Event of Default shall continue unremedied:

	   (a) Payments. The LOC Issuers are not paid when and as due (whether on the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise) (i) any amount payable with respect to any LOC Disbursements within five Business Days after the due date thereof, (ii) interest payable on any LOC Disbursements or the LOC Fee within five Business Days after the due date thereof, or (iii) any other payment under this Agreement to be paid within five Business Days following the due date thereof; provided, that amounts specified in item (iii) shall not be deemed due until the 30th day after notice thereof has been given to the CP Issuer; or

	  (b) Representations. Any representation or warranty or statement made by the Servicer in this Agreement or in the Pooling and Servicing Agreement or made by the CP Issuer in this Agreement or in the other Facilities Documents shall prove to have been incorrect in any material respect when made, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the CP Issuer, as the case may be, by an LOC Issuer; or

	   (c) Covenants. Failure by the CP Issuer to observe or perform in any material respect any covenant or agreement contained herein or in the other Facilities Documents and not constituting an Event of Default under any other clause of this Section 2.10 which continues unremedied for a period of 30 days after the earlier of actual knowledge or the date on which written notice of such failure shall have been given; or

	   (d) Voluntary Bankruptcy Proceedings of the Servicer or the CP Issuer. Either (i) an order for relief under Title 11 of the United States Code shall be entered in a case in which the Servicer or the CP Issuer is a debtor, or the Servicer or the CP Issuer shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) action shall be taken by the Servicer or the CP Issuer for the purpose of effectuating any of the foregoing; or

	   (e) Involuntary Bankruptcy Proceedings against the Servicer or the CP Issuer. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Servicer or the CP Issuer under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Servicer or the CP Issuer or the appointment of a receiver, trustee, custodian or liquidator for the Servicer or the CP Issuer or of a substantial part of the property, assets or business of the Servicer, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Servicer or the CP Issuer, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

	   (f) No Valid Agreement. This Agreement or any other Facilities Document (or any provision thereof material to the holding of the Variable Funding Certificate) shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Ingram, the Collateral Agent, or the CP Issuer, as the case may be, or the Servicer, the Collateral Agent, or the CP Issuer shall deny that it has any or further liability or obligation thereunder;

	   (g) Security. The Security Interest purported to be created by the Security Agreement shall fail to be a valid and enforceable perfected first priority security interest in favor of the Collateral Agent in any of the Collateral;

	   (h) Servicer Default. A Servicer Default shall have occurred and be continuing or the Servicer shall be changed from Ingram (or any successor Servicer to which each LOC Issuer has consented) without the consent of each LOC Issuer; or

	   (i) Matured Default. A Matured Default under the Liquidity Agreement shall have occurred;

then, and in any such event, the Required LOC Issuers may (i) except with respect to paragraphs (d) and (e) which shall be automatic and require no notice by the Required LOC Issuers, give notice to the CP Issuer, the Transferor, the Collateral Agent, the CP Dealer and the Servicer of the occurrence of the Event of Default, and (ii) pursue, to the extent permitted by applicable law, any other remedy available at law or in equity, including, without limitation, the remedy of specific performance of any covenant or agreement herein contained (any such Event of Default, followed (except in the case of paragraphs (d) and (e)) by the notice specified in item (i) above, a "Matured Default").

     Section 2.11. Conflicting Instructions from the Collateral Agent. Notwithstanding any other provision of this Agreement, in the event an LOC Issuer (i) receives a demand for a drawing to be made under the LOC and
(ii) receives any communication purportedly from the Collateral Agent or any of its officers, employees or agents, which communication indicates that such demand is not in order, such LOC Issuer may defer honoring such demand until it receives further written instructions from the Collateral Agent as to the disposition of such demand; provided that such LOC Issuer shall not be liable for such deferral in accordance with Section 2.07 hereof. Such LOC Issuer shall promptly notify the Collateral Agent of any such deferral.

     Section 2.12. No Recourse. The obligations of the CP Issuer under this Agreement and the LOCs are solely the corporate obligations of the CP Issuer. No recourse shall be had for the payment of any amount owing in respect of any LOC Disbursements or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement and the LOCs against any stockholder, employee, officer, director or incorporator of the CP Issuer. Each of the LOC Issuers and the Collateral Agent also agrees that the obligations of the CP Issuer to the LOC Issuers and the Collateral Agent hereunder, including without limitation all obligations of the CP Issuer in respect of fees and indemnity pursuant to Sections 2.09, 5.02 and 5.03, shall be payable solely from the Collateral in accordance with the Security Agreement, that the LOC Issuers and the Collateral Agent shall not look to any other property or assets of the CP Issuer in respect of the obligations arising under such Sections and that such obligations shall not constitute a claim against the CP Issuer in the event that the CP Issuer's assets are insufficient to pay in full such obligations, and that such obligations are fully subordinated to the CP Issuer's obligations under the Commercial Paper and the Loans.

     Section 2.13. Pro Rata Treatment and Payments. Each drawing by the Collateral Agent on behalf of the CP Issuer from the LOC Issuers hereunder, except a Special Drawing pursuant to Section 2.03, and each payment by the CP Issuer on account of any LOC Disbursement or fee payable hereunder and any reduction of the LOC Commitment of the LOC Issuer shall be made pro rata according to the respective Percentages of the LOC Issuers.


				  ARTICLE III

		   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.01. Representations and Warranties of the CP Issuer. In order to induce the LOC Issuers to enter into this Agreement and to provide the credit facilities provided for herein, the CP Issuer herein makes the representations and warranties contained in the Security Agreement (which are hereby incorporated by reference in this Article III) and the following additional representations and warranties to the LOC Issuers:

	   (a) Organization; Powers. The CP Issuer (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, to borrow hereunder and to grant the Liens on the Collateral pursuant to the Security Agreement.

	   (b) Authorization. The execution, delivery and performance by the CP Issuer of each of the Facilities Documents and the other transactions contemplated hereby and thereby (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the CP Issuer, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which the CP Issuer is a party or by which it or any of its property is or may be bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the CP Issuer, except the Lien created pursuant to the Security Agreement in favor of the Collateral Agent.

	   (c) Enforceability. This Agreement has been duly executed and delivered by the CP Issuer and constitutes, and each other Facilities Document when executed and delivered by the CP Issuer will constitute, a legal, valid and binding obligation of the CP Issuer enforceable against the CP Issuer in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	   (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents, except such as have been made or obtained and are in full force and effect.

	   (e) Federal Reserve Regulations.

	   (i) The CP Issuer is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	   (ii) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

	   (f) Investment Company Act; Public Utility Holding Company Act. The CP Issuer is not (i) an "investment company," or an "affiliated person" of, or "principal underwriter" or "promoter" for, an "investment company," as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

	   (g) Subsidiaries. The CP Issuer has no Subsidiaries.

	   (h) Defaults. With respect to the CP Issuer, no Event of Default under this Agreement, no Event of Default under the Liquidity Agreement, and no event, which with the lapse of time or notice or both would become any of such events, has occurred and is continuing.

     Section 3.02. Representations and Warranties of Funding. In order to induce the LOC Issuers to enter into this Agreement and to provide the credit facilities provided for herein, Funding herein makes the following representations and warranties to the LOC Issuers:

	   (a) Organization; Powers. Funding (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required and where failure to so qualify would have a material adverse effect on the Holders of Commercial Paper and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

	   (b) Authorization. The execution, delivery and performance by Funding of each of the Facilities Documents to which it is a party and the other transactions contemplated hereby and thereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Funding, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Funding is a party or by which it or any material part of its property is or may be bound, (b) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon or with respect to any material part of the property or assets now owned or hereafter acquired by Funding.

	   (c) Enforceability. This Agreement has been duly executed and delivered by Funding and constitutes, and each other Facilities Document to which it is a party when executed and delivered by Funding will constitute, a legal, valid and binding obligation of Funding enforceable against Funding in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	   (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents to which Funding is a party, except such as have been made or obtained and are in full force and effect.

	   (e) Federal Reserve Regulations. Funding is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	   (f) With respect to Funding, no Event of Default under this Agreement, no Event of Default under the Liquidity Agreement, and no event, which with the lapse of time or notice or both would become any of such events, has occurred and is continuing.

     Section 3.03. Representations and Warranties of Ingram. In order to induce the LOC Issuers to enter into this Agreement and to provide the credit facilities provided for herein, Ingram herein makes the following representations and warranties to the LOC Issuers:

	   (a) Organization; Powers. Ingram (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required and where failure to so qualify would have a material adverse effect on the Holders of Commercial Paper and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Facilities Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

	   (b) Authorization. The execution, delivery and performance by Ingram of each of the Facilities Documents to which it is a party and the other transactions contemplated hereby and thereby (i) have been duly authorized by all requisite corporate and, if required, stockholder action and
(ii) will not (a) violate (1) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Ingram, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which Ingram is a party or by which it or any material part of its property is or may be bound, (b) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any Lien upon or with respect to any material part of the property or assets now owned or hereafter acquired by Ingram.

	   (c) Enforceability. This Agreement has been duly executed and delivered by Ingram and constitutes, and each other Facilities Document to which it is a party when executed and delivered by Ingram will constitute, a legal, valid and binding obligation of Ingram enforceable against Ingram in accordance with its terms except as such enforceability is subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and to the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

	   (d) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and performance of the Facilities Documents to which Ingram is a party, except such as have been made or obtained and are in full force and effect.

	   (e) Federal Reserve Regulations. Ingram is not engaged principally, or as one of Its Important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

	   (f) Defaults. With respect to Ingram, no Event of Default under this Agreement, no Event of Default under the Liquidity Agreement, and no event, which with the lapse of time or notice or both would become any of such events has occurred and is continuing.

     Section 3.04. Additional Representations. Ingram represents and warrants that the representations and warranties made by it in Section 3.03 of the Pooling and Servicing Agreement are true and correct as of the dates there so made.

     Section 3.05. Covenants of Servicer. The Servicer (including, other than with respect to subparagraph (e), any Successor Servicer) covenants and agrees that, so long as any LOC shall remain in effect or any monetary obligation arising hereunder or under the Pooling and Servicing Agreement shall remain unpaid, unless each LOC Issuer shall otherwise consent in writing, it shall:

	    (a) for the benefit of the LOC Issuers and for so long as this Agreement shall be in effect, perform and comply with each of its respective agreements, warranties and indemnities contained in this Agreement and the Pooling and Servicing Agreement; provided, that the remedy for the breach of this clause (a) as to warranties of the Servicer in the Pooling and Servicing Agreement, shall, to the extent that the remedy for such breach is limited in the Pooling and Servicing Agreement, be so limited herein;

	    (b) not amend or waive or consent to any amendment to or waiver of (i) Article IV of the Pooling and Servicing Agreement as it relates to the Variable Funding Supplement (including such portions of Article IV which may be restated in the Variable Funding Supplement) or any definition to the extent used therein, (ii) the definition of Discount Factor in a manner which could cause a reduction thereof, (iii) Section 9.02 of the Pooling and Servicing Agreement or (iv) any other provision of the Pooling and Servicing Agreement or any other Facilities Document to the extent an LOC Issuer would be materially adversely affected thereby; provided, that the addition of a Supplement for a Series will not in and of itself cause a material adverse effect on any LOC Issuer;

	    (c) deliver to the LOC Issuers a copy of each amendment or supplement to the Pooling and Servicing Agreement or of any Supplement, the Purchase Agreement or any of the other agreements contemplated hereby;

	    (d) execute and deliver to the LOC Issuers all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the LOC Issuers or the Collateral Agent to enable the Collateral Agent or the LOC Issuers to exercise and enforce their respective rights under this Agreement and the Security Agreement and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times in such manner and at such place or places, all as may be necessary or reasonably required by the Collateral Agent or the LOC Issuers to validate, preserve and protect the position of the CP Issuer and the LOC Issuers under this Agreement and the Security Agreement;

	    (e) not sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation;

	    (f) furnish to the LOC Issuers a copy of each certificate, report, statement, notice or other communication (other than investment instructions) furnished by or on behalf of the Transferor or the Servicer to Certificateholders, the Collateral Agent or the Rating Agencies concurrently therewith and furnish to each LOC Issuer promptly after receipt thereof, a copy of each notice, demand or other communication received by Ingram Funding Inc., as Transferor, or the Servicer from the Collateral Agent, the Certificateholders or the Rating Agencies with respect to the Variable Funding Certificate, its LOC, this Agreement, the Security Agreement or the Pooling and Servicing Agreement; and furnish such other information as the LOC Issuers may reasonably request;

	    (g) promptly advise the LOC Issuers of the occurrence of any Event of Termination or Servicer Default under the Pooling and Servicing Agreement;

	    (h) with respect to the Receivables, promptly notify the LOC Issuers of any material changes in the Credit and Collection Policy, and in any event will not, except as required by law, make any material change to the Credit and Collection Policy which could reasonably be expected to have a material adverse effect on the collectibility of the Receivables, taken as a whole or on the rights of any LOC Issuer;

	    (i) upon reasonable written notice from an LOC Issuer, allow employees and agents of such LOC Issuer, during the Servicer's normal business hours, to audit the Servicer's books and records concerning the Receivables, and the servicing thereof; provided, however, that such audit is performed without unreasonable disruption of the Servicer's operations; and provided, further, that such audit may be conducted at the Servicer's expense only once each calendar year, and all costs and expenses of any audit after the first in any calendar year shall be paid by such LOC Issuer; and

	    (j) perform on a timely basis all of its obligations under the Pooling and Servicing Agreement.

     Section 3.06. Covenants of the CP Issuer. The CP Issuer covenants and agrees that, so long as any LOC shall remain in effect or any monetary obligation arising hereunder or under any of the other Facilities Documents to which the CP Issuer is a party shall remain unpaid, unless each LOC Issuer shall otherwise consent in writing, it shall:

	   (a) for the benefit of the LOC Issuers and for so long as this Agreement shall be in effect, perform and comply with each of its respective agreements, warranties and indemnities contained in this Agreement and the other Facilities Documents to which the CP Issuer is a party; provided, that the remedy for the breach of this clause (a) as to warranties of the CP Issuer in the other Facilities Documents to which the CP Issuer is a party, shall, to the extent that the remedy for such breach is limited in the other Facilities Documents to which the CP Issuer is a party, be so limited herein;

	   (b) The CP Issuer shall not, without the consent of the LOC Issuers, amend or waive or consent to any amendment to or waiver of any provision of any Facilities Document to the extent the LOC Issuers would be materially adversely affected thereby;

	   (c) deliver to the LOC Issuers a copy of each amendment or supplement to the Liquidity Agreement or any of the other agreements contemplated hereby;

	   (d) execute and deliver to the LOC Issuers all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the LOC Issuers or the Collateral Agent to enable the Collateral Agent or the LOC Issuers to exercise and enforce their respective rights under this Agreement and the Security Agreement and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or reasonably required by the Collateral Agent or the LOC Issuers to validate, preserve and protect the position of the CP Issuer and the LOC Issuers under this Agreement and the Security Agreement;

	   (e) not sell all or substantially all of its property and assets to, or consolidate with or merge into, any other corporation, without the consent of the LOC Issuers;

	   (f) upon reasonable written notice from an LOC Issuer, allow employees and agents of such LOC Issuer, during the CP Issuer's normal business hours, to audit the CP Issuer's books and records concerning the Variable Funding Certificate; provided, however, that such audit is performed without unreasonable disruption of the CP Issuer's operations; and provided, further, that such audit may be conducted at the CP Issuer's expense only once each calendar year, and all costs and expenses of any audit after the first in any calendar year shall be paid by such LOC Issuer.


				  ARTICLE IV

			     CONDITIONS PRECEDENT

     Section 4.01. Conditions Precedent to Effectiveness. The following constitute conditions precedent to the obligation of each LOC Issuer to issue its LOC on the Initial Closing Date:

	    (a) Each of the LOC Issuers shall have received a fully executed original counterpart of this Agreement, each of the other Facilities Documents and all related documents, and such agreements shall be in form and substance satisfactory to the LOC Issuers.

	    (b) On the date of issuance of the LOCs, all representations and warranties of the CP Issuer, Funding and Ingram contained in this Agreement and the Pooling and Servicing Agreement shall be true and correct, and the LOC Issuers shall have received a certificate from each of the CP Issuer, Funding and Ingram to such effect.

	    (c) On the date of issuance of the LOCs, the CP Issuer and Ingram shall not be in default of any obligation under this Agreement or any of the other Facilities Documents.

	    (d) Each of the LOC Issuers shall have received the favorable written opinion(s) of counsel to Ingram (who may be an employee of Ingram) and the CP Issuer, dated the Closing Date, with respect to the matters reasonably requested by the LOC Issuers.

	   (e) Each of the LOC Issuers shall have received (i) a copy of the resolutions of the Executive Committee of the Board of Directors of Ingram, certified as of the Closing Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance of this Agreement, the other Facilities Documents to which it is a party and the procurement of the LOCs, (ii) copies of the Charter and By-laws of the Servicer, (iii) an incumbency certificate of the Servicer with respect to its officers authorized to execute this Agreement, the other Facilities Documents to which it is a party and the documents required hereby, (iv) a copy of the resolutions of the Board of Directors of the Transferor, certified as of the Closing Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance of this Agreement, the other Facilities Documents to which it is a party and the procurement of the LOCs, (v) copies of the Charter and By-laws of the Transferor, (vi) an incumbency certificate of the Transferor with respect to its officers authorized to execute this Agreement, the other Facilities Documents to which it is a party and the documents required hereby, (vii) a copy of the resolutions of the Board of Directors of the CP Issuer, certified as of the Closing Date by the Secretary or Assistant Secretary thereof, authorizing the execution, delivery and performance of this Agreement and the other Facilities Documents to which it is a party, (viii) copies of the Charter and By-laws of the CP Issuer and (ix) an incumbency certificate of the CP Issuer with respect to its officers authorized to execute this Agreement, the other Facilities Documents to which it is a party and the documents required hereby.

	    (f) The Pooling and Servicing Agreement shall be in full force and effect and all conditions precedent to the issuance of the Variable Funding Certificate contained therein shall have been satisfied.

	    (g) Each of the LOC Issuers shall have received such other documents, certificates, instruments, approvals and opinions (including, without limitation, an opinion of Orrick, Herrington & Sutcliffe, counsel to the LOC Issuers) as the LOC Issuers may reasonably request.

	    (h) All fees pursuant to Section 2.06(a) shall have been paid.


				 ARTICLE V

			       MISCELLANEOUS
     Section 5.01. [reserved]

     Section 5.02. Expenses. Subject to Section 2.12, the CP Issuer agrees to pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), if any, incurred by any LOC Issuer in connection with the negotiation, preparation, execution, delivery, amendment, modification, waiver and enforcement of this Agreement, the Pooling and Servicing Agreement and any other agreement delivered in connection herewith or therewith.

     Section 5.03. Indemnity. (a) Subject to Sections 2.09 and 2.12, the CP Issuer agrees to indemnify and hold harmless each LOC Issuer and its respective officers, directors, employees and agents (each LOC Issuer, its respective officers, directors, employees and agents shall be individually referred to herein as an "Indemnitee") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such Indemnitee may incur (or which may be claimed against any such Indemnitee) by reason of or in connection with the execution and delivery or assignment of, or payment under, its LOC or this Agreement or any transactions contemplated hereby or by the Facilities Documents, or by reason of any default in the reimbursement of any LOC Disbursement except to the extent that any such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of any such Indemnitee. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs and expenses to which any LOC Issuer may become subject under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, or other federal or state law or regulation. This covenant shall survive the termination of this Agreement and the expiration of the LOCs.

       (b) The Servicer shall not assign (whether voluntarily or as a result of a Servicer Default) any of its rights or obligations hereunder or under the Pooling and Servicing Agreement (except as permitted by Section
8.07 of the Pooling and Servicing Agreement) to any Person unless (i) the prior written consent of the LOC Issuers shall have been obtained, and (ii) prior to the effective date of such assignment, such Person shall have executed and delivered to the LOC Issuers a written agreement in form and substance reasonably satisfactory to the LOC Issuers in which such Person agrees to be bound by the terms, covenants and conditions contained herein and in the Pooling and Servicing Agreement applicable to the Servicer, as Servicer, and subject to the duties and obligations of the Servicer hereunder after the effective date of its appointment and shall agree to indemnify and hold harmless each LOC Issuer from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such LOC Issuer may incur (or which may be claimed against such LOC Issuer) by reason of the gross negligence or willful misconduct of the Successor Servicer in exercising its powers and carrying out its obligations herein and under the Pooling and Servicing Agreement. Any Successor Servicer appointed pursuant to the Pooling and Servicing Agreement shall likewise agree to the terms set forth in clause (ii). As of the date of its acceptance, such Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made by the Servicer in Section 3.03. Following the effective date of appointment, the Servicer shall be released from all duties and liabilities as Servicer hereunder, but such release shall not affect any obligations of the Servicer that arose prior to such date or the obligations of the Servicer under Section 2.06, this Section 5.03 or 3.05(f) (in the case of Section 3.05(f), excluding any documents received by the Successor Servicer from anyone other than the Servicer and also excluding any documents received by the Servicer from the Successor Servicer) or 3.05(i) (to the extent the Servicer retains the records referred to therein) of this Agreement, whether arising before or after such date.

     Section 5.04. Notices. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communication required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by prepaid Telex, TWX, facsimile or telegram (with messenger delivery specified in the case of a telegram) (any notice sent by telex, TWX, facsimile or telegram will be confirmed by mail as provided herein) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this
Section 5.04. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provision of this Section 5.04, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, facsimile or TWX numbers) indicated below:

If to the LOC                      to the respective addresses set forth
 Issuers:                          underneath their respective
				   names on Schedule 2 hereto

If to the CP Issuer:               Distribution Funding Corporation
				   c/o Merrill Lynch
				   World Financial Center, South
				   225 Liberty Street, 8th Floor
				   New York, New York 10080-6108
				   Attention: Gary Carlin, Treasurer
				   Telephone: (212) 236-7200
				   Telecopy: (212) 236-7584


If to the Servicer:                 Ingram Industries Inc.
				    One Belle Meade Plaza
				    4400 Harding Road
				    Nashville, Tennessee 37205
				    Attention: Treasurer
				    Telephone: (615) 298-8242
				    Telecopy: (615) 298-8200

If to the Transferor:               Ingram Funding Inc.
				    1105 North Market Street
				    Wilmington, Delaware 19801
				    Attention: President
				    Telephone: (302) 427-7650
				    Telecopy: (302) 427-7663

If to the Collateral:               Chemical Bank
 Agent:                             450 West 33rd Street,
				    15th Floor
				    New York, New York 10041
				    Attention: Corporate Trustee
				    Administration Department
				    Telephone: (212) 971-3350
				    Telecopy: (212) 613-7799

     Section 5.05. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 5.06. Waivers, etc. Neither any failure nor any delay on the part of any LOC Issuer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No provision of this Agreement shall be waived, amended or supplemented except by a written instrument executed by the parties hereto.

     Section 5.07. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 5.08. Term. This Agreement shall remain in full force and effect until the later to occur of (a) the payment of all the LOC
Disbursements and any and all other amounts payable hereunder, notwithstanding the earlier termination of the related LOCs or (b) the termination of all of the LOCs. The provisions of Sections 2.04, 2.09,
5.02 and 5.03 hereof shall survive termination of this Agreement.

     Section 5.09. Successors and Assigns. (a) This Agreement shall be binding upon each LOC Issuer, the CP Issuer, the Servicer, the Transferor and the Collateral Agent and their respective successors and assigns; provided that no party hereto may assign any of its obligations under this Agreement or its Percentage of the LOC Commitment, as applicable, without the prior written consent of each other party hereto; provided, further that no assignment hereunder or under the LOC will be effective until the Collateral Agent and the CP Issuer have received written confirmation from each of S&P and Fitch to the effect that such assignment would not result in a withdrawal or reduction of the then current rating of Commercial Paper by such rating agency.

"Assignee" shall mean any bank or other financial institution which has been assigned a portion of the LOC Commitment. Notwithstanding the foregoing, subject to the prior written consent of Ingram, any LOC Issuer and any Participant (as defined below) may, at any time, grant participations, or any existing Participant may assign all or part of its participation, to any other person, firm or corporation (a "Participant") in all or part of its rights under this Agreement except that the CP Issuer shall not be obligated to any Participant for amounts under Sections 2.09, 5.02 and 5.03 hereof in excess of such amounts which would have been owing to such LOC Issuer thereunder had such participation not been effected unless the CP Issuer has given its prior written consent to the participation of such Participant; provided, however, that the amount of any participation granted to any Participant by any LOC Issuer shall not be less than $400,000 (unless the CP Issuer shall otherwise agree in writing) and the amount of the participation of such LOC Issuer remaining after any such participation shall not be less than $400,000 (unless the CP Issuer shall otherwise agree in writing). Each LOC Issuer hereby acknowledges and agrees that any such disposition will not alter or affect such LOC Issuer's direct obligations to the Collateral Agent, and that neither the Servicer, the Transferor nor the Collateral Agent shall have any obligation to communicate with or maintain a relationship with any Participant in order to enforce such obligations of such LOC Issuer hereunder and under its LOC. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

      (b) Each LOC Issuer may furnish any information concerning the CP Issuer, the Trust, the Transferor, Ingram or any Trust Assets in the possession of such LOC Issuer from time to time to Assignees and Participants (including the prospective Assignees and Participants) only with the prior written consent of Ingram, which consent shall be deemed to have been so given to the Participants set forth in Schedule 3 upon the execution of an agreement by each such Participant agreeing to abide by the terms of the covenant set forth in Section 5.13(e). As a condition thereto, any Assignee or Participant (other than those set forth in Schedule 3) or proposed Assignee or Participant shall agree in writing prior to receiving any such information to the terms set forth in the covenant contained in Section 5.13(e) hereof.

      (c) Any agreement pursuant to which any LOC Issuer may grant a participating interest shall provide that (i) each Participant shall be entitled to vote on any and all matters on which LOC Issuers are entitled to vote hereunder, including without limitation any approval, consent or waiver; (ii) such vote shall be counted based upon the percentage that such Participant's amount of participation bears to the LOC Commitment (a "Participant's Voting Percentage) except that on matters which require the consent of each such LOC Issuer, such LOC Issuer shall not be entitled to cast its vote approving such matters without the approval of each of its Participants; (iii) such LOC Issuer shall promptly advise each Participant in writing (or by telephone confirmed promptly thereafter in writing) of any matters which require the approval, vote or consent of the LOC Issuers;
(iv) when voting, such LOC Issuer shall vote its Percentage severally to reflect the manner in which it has been instructed in writing (or by telephone confirmed promptly thereafter in writing) to vote the Participant's Voting Percentage of each of such LOC Issuer's Participants; and (v) each Participant agrees to the terms set forth in the covenants in
Section 5.13(e).

      Section 5.10. Counterparts. This Agreement may be executed in one or more counterparts, including a telefax transmission thereof, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument.

     Section 5.11. Further Assurances. Each of the CP Issuer and the Servicer agrees to do such further acts and things and to execute and deliver to the LOC Issuers or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the LOC Issuers or the Collateral Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the LOC Issuers or the Collateral Agent their respective rights, powers and remedies hereunder.

     Section 5.12. Captions. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

     Section 5.13. Representations, Warranties and Covenants of the LOC Issuers. Each LOC Issuer hereby represents, warrants and covenants to the Servicer, the Transferor, the CP Issuer and the Collateral Agent that:

	(a) it is duly authorized to enter into and perform this Agreement and to issue its LOC for the LOC Issuer's Percentage of the LOC Commitment, and has duly executed and delivered this Agreement, and upon the issuance and delivery of its LOC in accordance with Section 2.01, its LOC will be duly executed and delivered;

	(b) this Agreement constitutes and, upon the issuance thereof, its LOC will constitute, the legal, valid and binding obligations of such LOC Issuer, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether enforcement is sought at law or in equity); and

	(c) no registration with or consent or approval of or other action by any state or local government authority or regulatory body having jurisdiction over such LOC Issuer is required in connection with the execution, delivery or performance by it of this Agreement or its LOC other than as may be required under the blue sky laws of any state.

	(d) on the Closing Date, it will provide to the Collateral Agent, the Depositary, the Liquidity Agent, the Liquidity Banks and the Servicer the favorable written opinion of its counsel and of Orrick, Herrington & Sutcliffe (as to federal law and New York law), special counsel to the LOC Issuers, to the effect that its LOC has been duly authorized, executed and delivered and will constitute the legal, valid and binding obligations of such LOC Issuer, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies in case of the insolvency of such LOC Issuer, to applicable bankruptcy, reorganization, insolvency and similar laws and to moratorium laws and other similar laws affecting creditors' rights generally from time to time in effect and to general equitable principles, whether enforcement is sought at law or in equity); and

     (e) unless otherwise agreed to in writing by the CP Issuer and Ingram, the LOC Issuers hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than such LOC Issuer's directors, officers, employees, Affiliates and agents, and subject to Section 5.09(b), actual or potential Assignees and actual or potential participants; provided, however, that any of the LOC Issuers may disclose Proprietary Information
(i) as required by law, rule, regulation or judicial process, (ii) to its attorneys and accountants who are expected to become engaged in rendering advice or assistance in connection therewith, (iii) as requested or required by any state, Federal or foreign authority or examiner regulating banks or banking or (iv) in connection with any enforcement of any of their rights under the Facilities Documents. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the CP Issuer, Ingram, or any of their Affiliates which has been furnished or made available by the CP Issuer, Ingram, or any of their Affiliates, whether furnished or made available before or after the date hereof, and regardless of the manner in which it is furnished or made available; provided, however, that Proprietary Information does not include information which
(x) is or becomes generally available to the public other than as a result of a disclosure by any of the LOC Issuers not permitted by this Agreement,
(y) was available to any of the LOC Issuers on a nonconfidential basis prior to its disclosure to any of the LOC Issuers by the CP Issuer, Ingram, or any of their Affiliates or (z) becomes available to any of the LOC Issuers on a nonconfidential basis from a Person other than the CP Issuer, Ingram, or any of their Affiliates who, to the best knowledge of any of the LOC Issuers, is not otherwise bound by a confidentiality agreement with the CP Issuer, Ingram, or any of their Affiliates, or is not otherwise prohibited from transmitting the information to any of the LOC Issuers.

     Section 5.14. Survival of Representations, Indemnities, Warranties and Agreements. All agreements, representations, indemnities and warranties made herein shall survive the execution and delivery of this Agreement.

     Section 5.15. Tax Forms. Each LOC Issuer agrees to provide the CP Issuer (with a copy to the Servicer) with (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or w-9 or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Servicer, and such extensions or renewals thereof as may reasonably be requested by the Servicer or the CP Issuer. Each LOC Issuer shall certify
(i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such LOC Issuer from duly completing and delivering any such form with respect to it and such LOC Issuer advises the Servicer that it is not capable of so receiving payments without any deduction or withholding, and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If any LOC Issuer grants a participation pursuant to Section 5.09 hereof, such LOC Issuer shall obtain from its Participant and shall furnish to the Servicer (with a copy to the CP Issuer and the Collateral Agent) the form described in this Section 5.15.

     Section 5.16. Jurisdiction. Each of the LOC Issuers, the Servicer, the Transferor, the CP Issuer and the Collateral Agent hereby submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York (collectively, the "Subject Courts") in respect of any suit, action or proceeding arising out of this Agreement, the Security Agreement, the Pooling and Servicing Agreement and the other agreements contemplated hereby and thereby. Each of the Servicer and the CP Issuer hereby waives any objection it may have to the laying of venue of any such suit, action or proceeding in any of the Subject Courts, and to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding brought in any of the Subject Courts has been brought in an inconvenient forum. Each of the Servicer, the Transferor, the CP Issuer and the Collateral Agent agrees that service of all writs, process and summonses in any suit, action or proceeding may be delivered by the mailing thereof by first-class mail, postage prepaid, to the Servicer, the Transferor, the CP Issuer or the Collateral Agent respectively, at its address set forth in Section 5.04 hereof.

     Section 5.17. Limitation of Liability and Collateral Agent's Obligations. It is expressly understood and agreed by the parties hereto that, with respect to Chemical Bank acting in its capacity as Collateral Agent and not in its capacity as LOC Issuer, this Agreement is executed by Chemical Bank not in its corporate and individual capacity but solely as Collateral Agent under the Security Agreement in the exercise of the power and authority conferred and vested in it as such Collateral Agent. It is further understood and agreed that Chemical Bank as Collateral Agent shall not be personally liable for any breach of any representation, warranty or covenant of the CP Issuer, or the LOC Issuers and the holders of Commercial Paper, contained herein or in any of the certificates, notices or agreements delivered hereunder and nothing herein contained shall be construed as creating any liability on Chemical Bank in its corporate and individual capacity (other than in its capacity as an LOC Issuer hereunder) to make any payment or to perform any covenant, agreement or undertaking contained herein, all such liability being expressly waived by each of the parties hereto, and that the parties hereto shall look solely to the Variable Funding Certificate for the payment of any amounts due and payable on account of any LOC and for the payment, performance or other satisfaction of this Agreement and any claim against the CP Issuer or the Collateral Agent by reason of the transactions contemplated hereby.

     Section 5.18. No Bankruptcy Petition Against the CP Issuer. Each LOC Issuer (solely in its capacity as LOC Issuer) and the Collateral Agent (solely in its capacity as Collateral Agent) severally and not jointly, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, Loan Notes and LOC Disbursements, it will not institute against, or join any other Person in instituting against, the CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 5.19. Amendment and Waiver. (a) The CP Issuer shall not consent to any amendment, waiver, supplement, restatement, or other modification to any provision hereof or any other Facilities Document, the Purchase Agreement or any Subsidiary Purchase Agreement unless the same shall be consented to by the Required LOC Issuers; provided that any amendment that would (i) increase the amount of the LOC Commitment, (ii) reduce any fees or commissions, (iii) result in a reduction in any interest rate, extension of the date for any repayments of any LOC Disbursements, or forgiveness of any debt, (iv) alter the allocation or priority of payment of Collections set forth in Sections 8 and 9 of the Security Agreement, (v) release the Lien of any Collateral (except as expressly permitted by the Facilities Documents), (vi) change this Section or the percentage specified in the definition of Required LOC Issuers, (vii) extend the Expiration Date, or (viii) decrease the percentage set forth in the definition of Discount Factor, may only be amended, waived, supplemented, restated, discharged or terminated with the prior written consent of the CP Issuer and each LOC Issuer.

     (b) No amendment, waiver, supplement, restatement, discharge or termination contemplated under this Section 5.19 shall be effective without prior written notice from each of S&P and Fitch, respectively, to the effect that such amendment, waiver, supplement, restatement, discharge or termination would not result in a withdrawal or reduction of the then-current rating on the Commercial Paper by such rating agency.

     Section 5.20. Waiver And Jury Trial. EACH OF THE CP ISSUER, THE COLLATERAL AGENT, AND EACH OF THE LOC ISSUERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE FACILITIES DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Please signify your agreement and acceptance of the foregoing by executing this Agreement in the space provided below.

				      DISTRIBUTION FUNDING CORPORATION


					  /s/
				      By: _____________________________
					       Authorized Signatory



				      INGRAM INDUSTRIES INC.,


					  /s/
				      By: _____________________________
					       Authorized Signatory



				      INGRAM FUNDING INC.,


					  /s/
				      By: _____________________________
					       Authorized Signatory



				      CHEMICAL BANK, as Collateral Agent


					  /s/
				      By: _____________________________
					       Authorized Signatory



				      CHEMICAL BANK, as LOC Issuer

					  /s/
				      By: _____________________________
						Authorized Signatory



				      NATIONSBANK OF NORTH CAROLINA, N.A.
					 as LOC Issuer


					  /s/
				      By: _____________________________
						Authorized Signatory





						    EXHIBIT A
					   to the Letter of Credit
					   Reimbursement Agreement


		       IRREVOCABLE LETTER OF CREDIT

			   [Name of LOC Issuer]
				 [Address]

					   February 10, 1993

Letter of Credit No. _

TO:    Chemical Bank
	   in its capacity as Collateral Agent
	   450 W. 33rd Street
	   15th Floor
	   New York, New York 10001

	   Attention: Corporate Trustee Administration
			Department

      At the request and on the instructions of Distribution Funding Corporation (the "CP Issuer"), the undersigned issuing bank (the "LOC
Issuer") hereby establishes in your favor, as Collateral Agent, pursuant to that certain Letter of Credit Reimbursement Agreement, dated as of February 10, 1993 (as amended from time to time, the "LOC Reimbursement Agreement"), among the LOC Issuers named therein, you, the Transferor, the Servicer, and the CP Issuer, this irrevocable Letter of Credit (hereinafter the "LOC") in the amount of $______ (the "LOC Commitment Amount"), as reduced and reinstated from time to time as herein provided, effective immediately and expiring at 4:30 p.m. on December 31, 1995 [unless otherwise extended] (the "LOC Expiration Date"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the LOC Reimbursement Agreement and Annex X thereto.

      Only you may make drawings under this LOC. Upon payment of the amount specified in a Drawing Certificate (as defined below) and sight draft (if required) hereunder, the LOC Issuer shall be fully discharged of its obligation under this LOC to the extent of such Drawing Certificate and sight draft (if required), and the LOC Issuer shall not thereafter be obligated to make any further payments under this LOC with respect to such drawing. By: paying to you or for your account any amount drawn in accordance with this LOC, the LOC Issuer makes no representation as to the correctness of the amount drawn.

     The amount available to be drawn under this LOC, at any time, shall equal the amount of the LOC Commitment (as in effect from time to time), shall be reduced by an amount equal to each drawing honored by the LOC Issuer, and shall be reinstated [upon the reimbursement to the LOC Issuer of any drawing (or portion thereof) by the amount of such reimbursement] [For Chemical Bank -- (a) on each Wednesday, to the extent of funds in the LOC Payment Account on such day, and (b) at any other time that funds in the LOC Payment Account equal or exceed $100,000, to the extent of such funds; provided, however, that if a Drawing Certificate for a Charge-Off Drawing is in excess of the LOC Commitment Amount in effect on such day the LOC Commitment Amount shall be reinstated to the extent of such funds in the LOC Payment Account on such day. LOC Disbursements under this LOC, the reimbursement of which has not caused a reinstatement of this LOC pursuant to the previous sentence, shall not, in the aggregate, exceed the LOC Commitment Amount. Drawings hereunder may be made from and after the date of issuance hereof to and including the LOC Expiration Date.

      Subject to the further provisions of this LOC, drawings may be made by you from time to time hereunder by presentation to the LOC Issuer of a drawing certificate (a "Drawing Certificate") in the form of Annex A (completed) with respect to Charge-Off Drawings or Annex B (completed) with respect to Special Drawings either (i) in the form of a letter on your letterhead accompanied by your sight draft stating on its face "Drawn Under Irrevocable Letter of Credit, [Name of LOC Issuer No. ______________]" or (ii) in the form of a writing transmitted by authenticated teletransmission. Such Drawing Certificate and sight draft (if required) shall be dated the date of presentation and shall be presented at the Office of the LOC Issuer located at ___________________ , Attention ______________________, Telephone: (_____________) ____________________,
Telecopier (_____________) ___________________.

      The LOC Issuer hereby agrees that all drawings hereunder made in compliance with the terms of this LOC will be duly honored upon delivery of the Drawing Certificate and sight draft (if required) as specified above and if presented at the LOC Issuer's aforesaid office on or before the LOC Expiration Date. Drawings may be made by you under this LOC at any time during the LOC Issuer's business hours of 8:30 A.M. to 4:30 P.M. at its aforesaid address, on a Business Day. If a Drawing Certificate and sight draft (if required) is presented by you hereunder at or prior to 11:00 A.M. (New York City time) on any Business Day and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds by 3:00 P.M. New York City time on such Business Day. If a Drawing Certificate and sight draft (if required) presented to the LOC Issuer by you hereunder does not, in any instance, conform to the terms and conditions of this LOC, the LOC Issuer shall give you prompt notice that such Drawing Certificate and/or sight draft does not comply with the terms and conditions of this LOC, stating the reasons therefor and that it is holding any documents at your disposal or is returning the same to you, as the LOC Issuer may elect.

      This LOC shall terminate on the earlier to occur of (a) the LOC Expiration Date or (b) upon receipt by the LOC Issuer from the beneficiary of a duly completed and executed certificate in the form of Annex C attached hereto. Unless the LOC Issuer is in default with respect to its obligations under this LOC, you shall surrender this LOC to the LOC Issuer promptly following the LOC Expiration Date.

      You may transfer your rights under this LOC in their entirety (but not in part) to any transferee who has succeeded to you as Collateral Agent and such transferred rights may be successively transferred. Transfer of your rights under this LOC to any such transferee shall be effected upon the presentation to the LOC Issuer of this LOC accompanied by a transfer letter in the form attached hereto as Annex D. This LOC shall be governed by and construed in accordance with the laws of the State of New York. As to matters not covered by the laws of the State of New York, this LOC shall be subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400 (the "Uniform Customs"). Communications with respect to this LOC shall be in writing and shall be addressed to the LOC Issuer at its address set forth above, specifically referring therein to this LOC.

      This LOC sets forth in full the undertaking of the LOC Issuer, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement or provision thereof except for such definitions.

				    Very truly yours,


				    _________________________________
				    [Name of LOC Issuer]


				    By: _____________________________
					    Authorized Signatory









				ANNEX A TO

			     LETTER OF CREDIT

		   CERTIFICATE FOR "CHARGE-OFF DRAWING"



					 __________________, 19__




[Name of LOC Issuer]
[Address]

Attention:

		   Re: Irrevocable Letter of Credit No.

Gentlemen:

The undersigned, a duly authorized officer of Chemical Bank, as collateral agent (the "Collateral Agents) under a certain Security Agreement, dated as of February 10, 1993, hereby certifies to [Name of LOC Issuer] with reference to Irrevocable Letter of Credit No. _________ (the "LOC") (any capitalized term used herein and not defined shall have the meaning set forth in the LOC) issued by the LOC Issuer, in favor of the Collateral Agent, that:

	   1.  The undersigned is the Collateral Agent under the Security
      Agreement.

	   2. As of the date set forth above, pursuant to the Daily Report delivered to the under-signed on the date hereof, the drawing requested hereunder does not exceed the LOC Issuer's Percentage of the Available LOC Amount.

	   3. Ingram Industries Inc., as Servicer under the Pooling and Servicing Agreement or a successor thereto, has instructed the undersigned pursuant to Section 4.05(a) of the Pooling and Servicing Agreement with respect to the [Payment Date] [Determination Date] occurring on [insert applicable Determination Date or Payment Date] that (a) losses have been allocated to the Variable Funding Certificate, resulting in a write-down of $______ and (b) $______ should be drawn under the LOC in accordance with Section 2.02(a) of the LOC Reimbursement Agreement.

	   4. The undersigned hereby requests payment of a Charge-Off Drawing under the LOC in the amount of $______, and directs that such payment be made to its account no. _________ at [Name of Bank].

	   5. All amounts received by the Collateral Agent from the LOC Issuer in respect of this certificate shall be deposited in the Collateral Account for disposition in accordance with the Security Agreement.

IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this certificate as of this ____________ day of ___________, 19__.


				      CHEMICAL BANK, as Collateral Agent


				      By: _____________________________
					      Authorized Signatory




				ANNEX B TO

			   LETTER OF CREDIT NO.

		    CERTIFICATE FOR "SPECIAL DRAWING"

						  __________________, 19__
[Name of LOC Issuer]
[Address]

Attention:

		   Re: Irrevocable Letter of Credit No.

Gentlemen:

The undersigned, a duly authorized officer of Chemical Bank, as Collateral Agent (the "Collateral Agent") under a certain Security Agreement, dated as of February 10, 1993, hereby certifies to [Name of Downgraded LOC Issuer] (the "Downgraded LOC Issuer") with reference to irrevocable Letter of Credit No. _________ (the "LOC") (any capitalized term used herein and not defined shall have the meaning set forth in the LOC) issued, in favor of the Collateral Agent that:

	    1.  The Collateral Agent is the Collateral Agent under the
       Security Agreement.

	    2. A Responsible Officer of the Collateral Agent has obtained knowledge that the shortterm debt rating of the Downgraded LOC Issuer has been reduced, suspended or withdrawn and the Rating Agencies have not confirmed that the then current rating of the Commercial Paper will not be reduced, suspended or withdrawn by such Rating Agencies because of such reduction, suspension or withdrawal of such rating of the Downgraded LOC Issuer.

	    3. The undersigned hereby requests payment of a Special Drawing under the LOC in the amount of $______, which amount equals the Downgraded LOC Issuer's Percentage of the LOC Commitment on the Business Day preceding the date hereof, as specified in the Daily Report or Settlement Statement delivered by the Servicer pursuant to
       Section 3.04 of the Pooling and Servicing Agreement (and after giving effect to any contemporaneous drawings under the LOC being made with respect to the related Settlement Date or Payment Date).

	     4. All amounts received by the Collateral Agent from the Downgraded LOC Issuer in respect of this certificate shall be deposited in the LOC Escrow Account and applied in accordance with
       Section 2.03 of the LOC Reimbursement Agreement.

       IN WITNESS WHEREOF, the Collateral Agent has executed and delivered this certificate as of this _____________ day of __________________, 19__.


				      CHEMICAL BANK, as Collateral Agent


				      By: _____________________________
					      Authorized Signatory




				ANNEX C TO

			   LETTER OF CREDIT NO.

		      CERTIFICATE FOR THE TERMINATION
		    OF LETTER OF CREDIT NO. __________

[Name of LOC Issuer]
[Address]

Attention:

The undersigned, a duly authorized officer of Chemical Bank (the "Collateral Agent"), hereby certifies to [Name of LOC Issuer], with reference to Irrevocable Letter of Credit No. __________ (the "LOC"; any capitalized terms used herein and not defined shall have the meaning set forth in the LOC) issued by [Name of LOC Issuer] in favor of the Collateral Agent, that the LOC shall terminate on [Date of Termination]. Accordingly, we herewith return to you for cancellation the LOC, which is terminated, as of the date hereof, pursuant to its terms.

Dated: ________________
				       CHEMICAL BANK, as Collateral Agent


				       By: _____________________________
					       Authorized Officer






				ANNEX D TO

		      LETTER OF CREDIT NO. ____________


						  __________________, 19__


[Name of LOC Issuer]
[Address]
		 Re: Irrevocable Letter of Credit No. ____________

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

			__________________________
			   (Name of Transferee)

			__________________________
				 (Address)

all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the "LOC"). The transferee has succeeded the undersigned as Collateral Agent under the Security Agreement (as defined in the LOC).

     By: this transfer, all rights of the undersigned beneficiary in the LOC are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

      The transferee hereby directs you to make all payments of drafts drawn by it under the LOC in immediately available funds to account number __________ at ______________________________.

We ask you to endorse the transfer on the reverse thereof, and forward it directly to the transferee with your customary notice of transfer.

					   Yours very truly,
SIGNATURE AUTHENTICATED

_____________________________              _____________________________
	  (Bank)                              Signature of Beneflclary


_____________________________
(Authorized Signature)

SIGNATURE AUTHENTICATED


_____________________________              _____________________________
	  (Bank)                              Signature of Transferee


_____________________________
  (Authorized Signature)





				Schedule 1

		       Percentage of LOC Commitment

Chemical Bank                         77.1430%
NationsBank of North Carolina, N.A.   11.4285%
The Bank of Nova Scotia               11.4285%







				Schedule 2

				  Notices

NATIONSBANK OF NORTH CAROLINA, N.A.

NationsBank of North Carolina, N.A.
One NationsBank Plaza
Charlotte, North Carolina 28255
Attention: Corporate Lending Support,
	    Elizabeth A. Garver
Telephone: 704-386-8382
Telecopy:  704-386-8694

with a copy to

NationsBank of North Carolina, N.A.
One NationsBank Plaza
Fifth Floor
Nashville, TN 37239-1697
Attention: Samuel J. Belk, Vice President
Telephone: 615-749-3862
Telecopy:  615-749-4112


THE BANK OF NOVA SCOTIA

The Bank of Nova Scotia
Atlanta Agency
#55 Park Place
Suite 650
Atlanta, GA 30303
Attention: Patrick M. Brown, Representative
Telephone: 404-581-0807
Telecopy:  404-525-3833

CHEMICAL BANK

Notices pertaining to funding or payment obligations of Chemical:

Chemical Bank
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: Andrew Stasiw
Telephone: 212-270-3867
Telecopy:  212-682-8937

All other notices to:

Chemical Bank
270 Park Avenue, 10th Floor
New York, New York 10017
Attention: John D. Mindnich, Jr., Vice President

Telephone: 212-270-3637
Telecopy: 212-270-3279




				Schedule 3

			   Initial Participants

The Industrial Bank of Japan, Limited,
  Atlanta Agency
NBD Bank, N.A.
First American National Bank
First Bank National Association
DG Bank
The First National Bank of Louisville
Third National Bank
Credit Lyonnais Atlanta/
  Credit Lyonnais Cayman Island Branch
Bank of Scotland
ABN AMRO Bank N.V.
Generale Banque, New York Branch